UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2024
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SLM Student Loan Trust 2006-5
(Exact name of issuer as specified in its charter)
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DELAWARE	333- 132315/ 333- 132315-05	04-3480392
(State or other jurisdiction	(Commission File Numbers)	(I.R.S. Employer
of formation)		Identification Number)

c/o Deutsche Bank Trust Company Americas 60 Wall Street, 16th Floor Mailstop NYC60-1625 New York, New York 10005
(Address of principal executive offices)

Registrant’s telephone number including area code: (703) 984-5858
______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing account standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Item 8.01          Other Events

On January 25, 2024, the terms of the class A-6B and class A-6C notes (the “Notes”) issued by SLM Student Loan Trust 2006-5 are scheduled to be reset from their current terms, in accordance with the terms of the related indenture and remarketing agreement.

Pursuant to the remarketing process, the new spread on the Notes was required to be determined by no later than 3:00 P.M., New York City time, on January 22, 2024. However, sufficient committed purchasers were not obtained for all of the tendered Notes at the spread proposed by the remarketing agents. As a result, a failed remarketing has been declared. Consequently, all existing class A-6B and class A-6C noteholders will be required to retain their Notes on the reset date. The related interest rate for the Notes will be the failed remarketing rate which is equal to the SOFR Rate plus 0.75% per annum and the related reset period will be three months. As such, the next applicable reset date will be April 25, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM STUDENT LOAN TRUST 2006-5
By: NAVIENT SOLUTIONS, LLC, in its capacity as administrator of the Trust

Dated: January 22, 2024	By: /s/ C. Scott Booher
Name: C. Scott Booher
Title: Vice President